                                                                     EXHIBIT 4.1


--------------------------------------------------------------------------------






                             PARKER DRILLING COMPANY

                                       AND

                     THE SUBSIDIARY GUARANTORS PARTY HERETO



                              SERIES A AND SERIES B

                          10 1/8% SENIOR NOTES DUE 2009

                                   ----------

                                    INDENTURE

                             DATED AS OF MAY 2, 2002

                                   ----------





                                   ----------


                              JPMORGAN CHASE BANK,


                                     Trustee

                                   ----------


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                ----


ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................1
   Section 1.01     DEFINITIONS...................................................................................1
   Section 1.02     OTHER DEFINITIONS............................................................................15
   Section 1.03     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT............................................15
   Section 1.04     RULES OF CONSTRUCTION........................................................................16

ARTICLE 2 THE NOTES..............................................................................................16
   Section 2.01     FORM AND DATING..............................................................................16
   Section 2.02     EXECUTION AND AUTHENTICATION.................................................................17
   Section 2.03     REGISTRAR AND PAYING AGENT...................................................................17
   Section 2.04     PAYING AGENT TO HOLD MONEY IN TRUST..........................................................17
   Section 2.05     HOLDER LISTS.................................................................................18
   Section 2.06     TRANSFER AND EXCHANGE........................................................................18
   Section 2.07     REPLACEMENT NOTES............................................................................21
   Section 2.08     OUTSTANDING NOTES............................................................................21
   Section 2.09     TREASURY NOTES...............................................................................21
   Section 2.10     TEMPORARY NOTES..............................................................................22
   Section 2.11     CANCELLATION.................................................................................22
   Section 2.12     DEFAULTED INTEREST...........................................................................22
   Section 2.13     CUSIP NUMBERS................................................................................22

ARTICLE 3 REDEMPTION AND PREPAYMENT..............................................................................22
   Section 3.01     NOTICES TO TRUSTEE...........................................................................22
   Section 3.02     SELECTION OF NOTES TO BE REDEEMED............................................................22
   Section 3.03     NOTICE OF REDEMPTION.........................................................................23
   Section 3.04     EFFECT OF NOTICE OF REDEMPTION...............................................................23
   Section 3.05     DEPOSIT OF REDEMPTION PRICE..................................................................24
   Section 3.06     NOTES REDEEMED IN PART.......................................................................24
   Section 3.07     OPTIONAL REDEMPTION..........................................................................24
   Section 3.08     MANDATORY REDEMPTION.........................................................................24
   Section 3.09     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS..........................................24

ARTICLE 4 COVENANTS..............................................................................................26
   Section 4.01     PAYMENT OF NOTES.............................................................................26
   Section 4.02     MAINTENANCE OF OFFICE OR AGENCY..............................................................26
   Section 4.03     REPORTS......................................................................................26
   Section 4.04     COMPLIANCE CERTIFICATE.......................................................................27
   Section 4.05     TAXES........................................................................................28
   Section 4.06     STAY, EXTENSION AND USURY LAWS...............................................................28
   Section 4.07     RESTRICTED PAYMENTS..........................................................................28
   Section 4.08     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES...............................29
   Section 4.09     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED EQUITY..................................30
   Section 4.10     ASSET SALES..................................................................................30
   Section 4.11     TRANSACTIONS WITH AFFILIATES.................................................................32
   Section 4.12     LIENS........................................................................................32
   Section 4.13     ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES............................32
   Section 4.14     SALE-AND-LEASEBACK TRANSACTIONS..............................................................33
   Section 4.15     OFFER TO REPURCHASE UPON CHANGE OF CONTROL...................................................33
   Section 4.16     BUSINESS ACTIVITIES..........................................................................34

ARTICLE 5 SUCCESSORS.............................................................................................34
   Section 5.01     MERGER, CONSOLIDATION, OR SALE OF ASSETS.....................................................34


   Section 5.02     SUCCESSOR CORPORATION SUBSTITUTED............................................................34

ARTICLE 6 DEFAULTS AND REMEDIES..................................................................................35
   Section 6.01     EVENTS OF DEFAULT............................................................................35
   Section 6.02     ACCELERATION.................................................................................36
   Section 6.03     OTHER REMEDIES...............................................................................36
   Section 6.04     WAIVER OF PAST DEFAULTS......................................................................36
   Section 6.05     CONTROL BY MAJORITY..........................................................................36
   Section 6.06     LIMITATION ON SUITS..........................................................................37
   Section 6.07     RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT................................................37
   Section 6.08     COLLECTION SUIT BY TRUSTEE...................................................................37
   Section 6.09     TRUSTEE MAY FILE PROOFS OF CLAIM.............................................................37
   Section 6.10     PRIORITIES...................................................................................37
   Section 6.11     UNDERTAKING FOR COSTS........................................................................38

ARTICLE 7 TRUSTEE................................................................................................38
   Section 7.01     DUTIES OF TRUSTEE............................................................................38
   Section 7.02     RIGHTS OF TRUSTEE............................................................................39
   Section 7.03     INDIVIDUAL RIGHTS OF TRUSTEE.................................................................39
   Section 7.04     TRUSTEE'S DISCLAIMER.........................................................................39
   Section 7.05     NOTICE OF DEFAULTS...........................................................................39
   Section 7.06     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES...................................................39
   Section 7.07     COMPENSATION AND INDEMNITY...................................................................40
   Section 7.08     REPLACEMENT OF TRUSTEE.......................................................................40
   Section 7.09     SUCCESSOR TRUSTEE BY MERGER, ETC.............................................................41
   Section 7.10     ELIGIBILITY; DISQUALIFICATION................................................................41
   Section 7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY........................................41

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............................................................41
   Section 8.01     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.....................................41
   Section 8.02     LEGAL DEFEASANCE AND DISCHARGE...............................................................42
   Section 8.03     COVENANT DEFEASANCE..........................................................................42
   Section 8.04     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...................................................42
   Section 8.05     DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                    PROVISIONS...................................................................................43
   Section 8.06     REPAYMENT TO THE COMPANY.....................................................................44
   Section 8.07     REINSTATEMENT................................................................................44

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER.......................................................................44
   Section 9.01     WITHOUT CONSENT OF HOLDERS OF NOTES..........................................................44
   Section 9.02     WITH CONSENT OF HOLDERS OF NOTES.............................................................45
   Section 9.03     COMPLIANCE WITH TRUST INDENTURE ACT..........................................................46
   Section 9.04     REVOCATION AND EFFECT OF CONSENTS............................................................46
   Section 9.05     NOTATION ON OR EXCHANGE OF NOTES.............................................................46
   Section 9.06     TRUSTEE TO SIGN AMENDMENTS, ETC..............................................................46

ARTICLE 10 SUBSIDIARY GUARANTEES.................................................................................47
   Section 10.01    SUBSIDIARY GUARANTEES........................................................................47
   Section 10.02    ADDITIONAL SUBSIDIARY GUARANTEES.. ..........................................................48
   Section 10.03    LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY...............................................49
   Section 10.04    SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS................................49
   Section 10.05    RELEASES OF SUBSIDIARY GUARANTORS............................................................50
   Section 10.06    "TRUSTEE" TO INCLUDE PAYING AGENT............................................................50
   Section 10.07    CONTRIBUTION.................................................................................50
   Section 10.08    EXECUTION OF NOTATIONS OF SUBSIDIARY GUARANTEES..............................................50

ARTICLE 11 MISCELLANEOUS.........................................................................................51
   Section 11.01    TRUST INDENTURE ACT CONTROLS.................................................................51


   Section 11.02    NOTICES......................................................................................51
   Section 11.03    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES................................52
   Section 11.04    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...........................................52
   Section 11.05    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION................................................53
   Section 11.06    RULES BY TRUSTEE AND AGENTS..................................................................53
   Section 11.07    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.....................53
   Section 11.08    GOVERNING LAW................................................................................53
   Section 11.09    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS................................................53
   Section 11.10    SUCCESSORS...................................................................................53
   Section 11.11    SEVERABILITY.................................................................................53
   Section 11.12    COUNTERPART ORIGINALS........................................................................53
   Section 11.13    TABLE OF CONTENTS, HEADINGS, ETC.............................................................54


EXHIBIT A      FORM OF SERIES A NOTE...............................................................................A-1
EXHIBIT B      FORM OF SERIES A NOTE...............................................................................B-1
EXHIBIT C      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF DEFINITIVE NOTES...........C-1
EXHIBIT D      FORM OF SUPPLEMENTAL INDENTURE......................................................................D-1

         THIS INDENTURE dated as of May 2, 2002 is by and among Parker Drilling Company, a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined herein) and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "Trustee").

         The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the 10 1/8% Senior Notes due 2009, Series A of the Company (the "Series A Notes") and the 10 1/8% Senior Notes due 2009, Series B of the
Company to be issued to Holders pursuant to an Exchange Offer (the "Series B Notes" and, together with the Series A Notes , the "Notes"), without preference of one series of Notes over the other:

                   DEFINITIONS AND INCORPORATION BY REFERENCE

    DEFINITIONS.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Series A Notes" means any Series A Notes originally issued after the Issue Date.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar officer under any Bankruptcy Law.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability corporation or similar entity, any membership or other similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-2 by Standard and Poor's or at least P-2 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above, provided all such deposits do not exceed $5 million in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above, including those for which the Trustee, or any Affiliate thereof, receives compensation with respect to such investment.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting stock of the Company is changed into or exchanged for voting stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock of the surviving or resulting Person immediately after such transaction; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" or "SEC" means the Securities and Exchange Commission.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Protection Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill, debt issue costs and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus
(v) any non-cash items increasing the Consolidated Net Income of such Person and its Restricted Subsidiaries during such period (excluding any such items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period commencing subsequent to the Series A/B Issue Date), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Subsidiary Guarantor; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Series A/B Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on March 11, 1998 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Convertible Preferred Stock" means the Series D Convertible Preferred Stock of the Company.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

         "Custodian" or "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Notes" means Series A Notes or Series B Notes that are in the form of the Note attached hereto as Exhibit A or B, as the case may be, but that do not include the information called for by the footnotes thereto.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

         "Drilling Business" means (i) the drilling for oil, gas or other hydrocarbons, whether offshore or onshore, and whether as an agent or principal, and (ii) any business relating to or arising from drilling for oil, gas or other hydrocarbons, including, without limitation, the rental of drill pipe, tools or other equipment.

         "Employee Stock Repurchases" means purchases by the Company of any of its Capital Stock from employees for the purpose of permitting such employees to pay personal income tax obligations with the proceeds, provided that the aggregate amount of all such purchases shall not exceed $500,000 during any fiscal year of the Company.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Loss" means, with respect to any drilling rig or similar or related property or asset of the Company or any Restricted Subsidiary, (i) any damage to such drilling rig or similar or related property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (ii) the confiscation, condemnation or requisition of title to such drilling rig or similar or related property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Series B Notes originally issued in exchange for Original Notes or Additional Series A Notes pursuant to an Exchange Offer.

         "Exchange Offer" means the offer that may be made by the Company pursuant to a Registration Rights Agreement to exchange Series B Notes for Original Notes or Additional Series A Notes.

         "Executive Officer" means, for any Person, the managing general partner, the chief financial officer, chief operating officer or chief executive officer of such Person.

         "Exempt Foreign Subsidiary" means (i) any Restricted Subsidiary engaged in the Drilling Business exclusively outside the United States of America, irrespective of its jurisdiction of incorporation and (ii) any other Restricted Subsidiary whose assets (excluding any cash and Cash Equivalents) consist exclusively of Capital Stock or Indebtedness of one or more Restricted Subsidiaries described in clause (i) of this definition, that, in any case, is so designated by the Company in an Officers' Certificate delivered to the Trustee and (a) is not a guarantor or, and has not granted any Lien to secure, the Senior Credit Facility or any other Indebtedness of the Company or any Restricted Subsidiary other than another Exempt Foreign Subsidiary and (b) does not have total assets that, when aggregated with the total assets of any other Exempt Foreign Subsidiary, exceed 10% of the Company's consolidated total assets, as determined in accordance with GAAP, as reflected on the Company's most recent quarterly or annual balance sheet. The Company may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

         "Existing Indebtedness" means up to $8 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Series A/B Issue Date, until such amounts are repaid.

         "Fair Market Value" means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, and, with respect to any assets or Investment in excess of $5 million (other than cash or Cash Equivalents) as determined by a reputable appraisal firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense (net of any interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding amortization of debt issuance costs and including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Protection Obligations); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and (iv) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, to the extent such preferred stock is owned by Persons other than such Person or its Restricted Subsidiaries, times (A) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions of businesses that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Note" means a Series A Note or a Series B Note that contains the language referred to in each of the footnotes to the form of the Note attached hereto as Exhibit A or B, as the case may be.

         "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable as the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any obligations in respect of Currency Hedge Obligations or Interest Rate Protection Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit, Currency Hedge Obligations and Interest Rate Protection Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (iii) Interest Rate Protection Obligations and Currency Hedge Obligations, but only to the extent that the same constitute Permitted Indebtedness, and (iv) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

         "Issue Date" means the date on which the Series A Notes were first issued under this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Houston, Texas or the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the initial Registration Rights Agreement or any similar provision of any subsequent Registration Rights Agreement.

         "Moody's" means Moody's Investors Service, Inc. and any successor to the rating agency business thereof.

         "Net Equity Proceeds" means (i) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in other property (valued as determined reasonably and in good faith by the Board of Directors of the Company, as evidenced by a written resolution of said Board of Directors, at the fair market value thereof at the time of receipt) and (ii) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Restricted Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holders of such Indebtedness to the Company or to any Wholly Owned Restricted Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of clauses (i) and (ii) to the extent consummated after the Series A/B Issue Date.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), other than any gains associated with reimbursements for lost or damaged rental tools in the ordinary course of business, together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or other sale of assets or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Senior Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a Subsidiary Guarantor or otherwise), or (C) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-Recourse Purchase Money Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary, subsequent to the Series A/B Issue Date, of any property or assets and as to which (i) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired (or, in the case of the acquisition of all of the outstanding Capital Stock of a Person, the underlying properties and assets of such Person at the time of such acquisition, including proceeds thereof) and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (b) is directly or indirectly liable for such Indebtedness, and (ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and, provided, however, that any portion of the purchase price of such property or assets that is not financed through the incurrence of such Indebtedness, shall be deemed to be a "Restricted

Investment" under this Indenture, and shall only be permitted to be expended by the Company or any Restricted Subsidiary to the extent that the Company would be permitted to make a Restricted Payment in such amount under the terms of Section
4.07 hereof.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Officer" means, with respect to any Person, the President, Chief Financial Officer, Treasurer or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed by two Officers, at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company, that meets the requirements of Section 11.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company.

         "Permitted Indebtedness" means any of the following:

                                    Indebtedness (and any guarantee thereof)
                  under the Revolving Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $50 million, less any amounts derived from Asset Sales and applied to the permanent reduction of the Indebtedness thereunder as contemplated by Section 4.10 hereof or (B) the sum of (1) 80% of the Company's Eligible Accounts Receivable (as defined for purposes of the Revolving Credit Facility) and
                  (2) 50% of the rig materials and supplies of the Company and its Restricted Subsidiaries determined in accordance with GAAP (the "Maximum Bank Facility Amount"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancing or replacements (each, for purposes of this clause
                  (i), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (i), shall not at any one time exceed the Maximum Bank Facility Amount;

                                    Indebtedness under the Series A/B Notes, the
                  Series D Notes, the Original Notes, and the Exchange Notes;

                                    Indebtedness under the Term Credit Facility,
                  any Existing Indebtedness, and any Indebtedness under Letters of Credit existing on the Series A/B Issue Date;

                                    Indebtedness under Interest Rate Protection
                  Obligations, provided that (A) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the initial paragraph of Section 4.09 hereof, and (B) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

                                    Indebtedness under Currency Hedge
                  Obligations, provided that (A) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the initial paragraph of Section 4.09 hereof or to the foreign currency cash flows reasonably expected to be generated by the Company and its Restricted Subsidiaries, and (B) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate;

                                    the Subsidiary Guarantees of the Series A/B
                  Notes, the Series D Notes, the Original Notes, any Additional Series A Notes subsequently issued, but only to the extent that the Indebtedness represented by such Additional Series A Notes is otherwise permitted under this Indenture, and the Exchange Notes (and any assumption of the obligations guaranteed thereby);

                                    Indebtedness of the Company to a Wholly
                  Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary, provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the initial paragraph of Section 4.09 hereof at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such subsequent transfer occurred;

                                    Indebtedness in respect of bid, performance
                  or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                                    the incurrence by the Company or its
                  Restricted Subsidiaries of Non-Recourse Purchase Money Indebtedness;

                                    any Permitted Refinancing Indebtedness
                  incurred by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause (ii) or (iii) of this definition, including any successive refinancing by the Company or such Restricted Subsidiary; and

                                    any additional Indebtedness in an aggregate
                  principal amount not in excess of $30 million at any one time outstanding and any guarantee thereof.

         "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Wholly Owned Restricted Subsidiaries; (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Wholly Owned Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Wholly Owned Restricted Subsidiary; (iv) Investments permitted under Section 4.10 hereof; (v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits; (vi) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received; (vii) other Investments in joint ventures, corporations, limited liability companies or partnerships formed with or organized by third Persons, which joint ventures, corporations, limited liability companies or partnerships engage in the Drilling Business and are not Unrestricted Subsidiaries at the time of such Investment, provided such investments do not, in the aggregate, exceed $35 million and (viii) Investments in AralParker CJSC represented by its note payable in a principal amount of up to $50 million.

         "Permitted Liens" means the following types of Liens:

                           (i) Liens existing as of the Series A/B Issue Date;

                           (ii) Liens ratably securing the Series D Notes, the
                  Notes (including the Original Notes, the Additional Series A Notes and the Exchange Notes) or the Subsidiary Guarantees;

                           (iii) Liens in favor of the Company;

                           (iv) Liens securing Indebtedness that constitutes
                  Permitted Indebtedness pursuant to clause (i) or (iii) of the definition of "Permitted Indebtedness";

                           (v) Liens for taxes, assessments and governmental
                  charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                           (vi) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                           (vii) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (viii) judgment Liens not giving rise to an Event of
                  Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

                           (ix) any interest or title of a lessor under any
                  Capital Lease Obligation or operating lease;

                           (x) Liens securing Non-Recourse Purchase Money
                  Indebtedness and other purchase money Liens; provided, however, that (i) the related Non-Recourse Purchase Money Indebtedness or other purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired (or, in the case of the acquisition of all of the outstanding Capital Stock of a Person, the underlying properties and assets of such Person at the time of such acquisition, including proceeds thereof) and any proceeds therefrom and (ii) the Lien securing any such Indebtedness shall be created within 90 days of such acquisition;

                           (xi) Liens securing obligations under or in respect
                  of either Currency Hedge Obligations or Interest Rate Protection Obligations;

                           (xii) Liens upon specific items of inventory or other
                  goods of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                           (xiii) Liens securing reimbursement obligations with
                  respect to commercial letters of credit that encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

                           (xiv) Liens encumbering deposits made to secure
                  obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; and

                           (xv) Liens on, or related to, properties or assets to
                  secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (iv) with respect to any such Indebtedness of the Company being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness shall not be incurred by any Restricted Subsidiary.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

         "Rating Agencies" means Standard and Poor's and Moody's, or any successor to the respective rating agency businesses thereof.

         "Registration Rights Agreement" means (a) the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof relating to the Original Notes, and
(b) any similar agreement that the Company may enter into in relation to any Additional Series A Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary," (ii) any Investment other than a Permitted Investment and (iii) any amount constituting a "Restricted Investment" as contemplated in the definition of "Non-Recourse Purchase Money Indebtedness."

         "Revolving Credit Facility" means the revolving loan facility under the Senior Credit Facility.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Credit Facility" means, collectively, the Revolving Credit Agreement and the Term Loan Agreement, each dated November 8, 1996, among the Company, ING (U.S.) Capital Corporation ("ING Capital") and the other lenders identified therein, and ING Capital, as agent, each as amended, modified, supplemented, extended, restated or renewed from time to time.

         "Series A/B Indenture" means the Indenture dated as of November 12, 1996 between the Company and JPMorgan Chase Bank (formerly Texas Commerce Bank National Association), as Trustee, providing for the issuance of the Series A/B Notes in the aggregate principal amount of $300 million, as such may be amended and supplemented from time to time.

         "Series A/B Issue Date" means November 12, 1996, the date on which the Series A/B Notes were originally issued under the Series A/B Indenture.

         "Series A/B Notes" means the Company's 9 3/4% Senior Notes due 2006 issued pursuant to the Series A/B Indenture, as such may be amended or supplemented from time to time.

         "Series D Notes" means the Company's 9 3/4% Senior Notes due 2006, Series D issued pursuant to the Series D Indenture, as such may be amended or supplemented from time to time.

         "Series D Indenture" means the Indenture dated as of March 11, 1998 between the Company and JPMorgan Chase Bank (formerly Chase Bank of Texas National Association), as Trustee, providing for the issuance of the Series D Notes in the aggregate principal amount of up to $450 million, as such may be amended and supplemented from time to time.

         "Significant Subsidiary" means any (a) Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof or (b) any other Subsidiary that contributed more than 10% of the Company's Consolidated Cash Flow for the most recent four fiscal quarters for which financial statements are available.

         "Standard and Poor's" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereof.

         "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, including, without limitation, the 5 1/2% Convertible Subordinated Notes due 2004 of the Company.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantors" means each of (i) the Company's Significant Subsidiaries on the Issue Date (other than an Exempt Foreign Subsidiary, as designated by the Company) or any other Restricted Subsidiary that provides a guarantee under the Senior Credit Facility, (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with Article 10 hereof, and (iii) their respective successors and assigns, as required under Article 10 hereof.

         "Term Credit Facility" means the term loans under the Senior Credit Facility in an aggregate amount not to exceed $100 million, less any amounts derived from Asset Sales and applied to the permanent reduction of Indebtedness thereunder as contemplated by Section 4.10 hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06(g) hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means any Subsidiary (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors; but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Indebtedness; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" means, with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

         "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

     OTHER DEFINITIONS.


                                                                                                         Defined in
Term                                                                                                        Section
----                                                                                                     ----------

"Adjusted Net Assets".........................................................................................10.07
"Affiliate Transaction"........................................................................................4.11
"Asset Sale"...................................................................................................4.10
"Asset Sale Offer".............................................................................................4.10
"Asset Sale Offer Payment".....................................................................................3.09
"Asset Sale Offer Purchase Date"...............................................................................3.09
"Asset Sale Offer Trigger Date"................................................................................4.10
"Benefitted Party"............................................................................................10.01
"Change of Control Offer"......................................................................................4.15
"Change of Control Offer Payment"..............................................................................4.15
"Change of Control Payment Date"...............................................................................4.15
"Covenant Defeasance"..........................................................................................8.03
"DTC"..........................................................................................................2.03
"Event of Default".............................................................................................6.01
"Excess Proceeds"..............................................................................................4.10
"Funding Guarantor"...........................................................................................10.07
"incur"........................................................................................................4.09
"Interest Payment Date"...................................................................................Exhibit A
"Legal Defeasance".............................................................................................8.02
"Maximum Bank Facility Amount".................................................................................4.09
"Offer Amount".................................................................................................3.09
"Offer Period".................................................................................................3.09
"Original Notes"...............................................................................................2.02
"Paying Agent".................................................................................................2.03
"Payment Default"..............................................................................................6.01
"refinancing"..................................................................................................4.09
"Registrar"....................................................................................................2.03
"Restricted Payments"..........................................................................................4.07
"Series D Asset Sale Offer"....................................................................................4.10
"Subsidiary Guarantees".......................................................................................10.01

     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and the Subsidiary Guarantees;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company, any Subsidiary Guarantor and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                                    a term has the meaning assigned to it;

                                    an accounting term not otherwise defined has
                  the meaning assigned to it in accordance with GAAP;

                                    "or" is not exclusive;

                                    words in the singular include the plural,
                  and in the plural include the singular;

                                    provisions apply to successive events and
                  transactions; and

                                    references to sections of or rules under the
                  Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                    THE NOTES

     FORM AND DATING.

         The Series A Notes, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Series B Notes, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples thereof.

         The Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         The terms and provisions contained in the form of the Notes and the notation thereon relating to the Subsidiary Guarantees annexed hereto as Exhibit A and Exhibit B and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes issued in global form shall be substantially in the form of Exhibit A or Exhibit B attached hereto, as applicable (including, in each case, the text referred to in the footnotes thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A or Exhibit B attached hereto, as applicable (but without including the text referred to in the footnotes thereto). If required by the applicable procedures of the Depository, the Company may issue multiple Global Notes to represent the outstanding Notes, including separate Global Notes for Notes originally issued to (i) "qualified institutional buyers" (as defined in Rule 144 under the Securities Act), (ii) non-U.S. Persons in an offshore transaction under Regulation S of the Securities Act and (iii) institutional "accredited investors" (as defined in Rule 501(a) under the Securities Act). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         The Original Notes shall be issued only in global form.

     EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute its Subsidiary Guarantee in the manner set forth in Section 10.07.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) the Series A Notes for original issue on the Issue Date up to the aggregate principal amount of $250,000,000 (the "Original Notes"), (ii) Additional Series A Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a written order of the Company described in this sentence and (iii) the Exchange Notes from time to time for issue only in exchange for a like principal amount of Series A Notes pursuant to an Exchange Offer, in each case upon a written order of the Company signed by two Officers, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Series A Notes or Series B Notes, and
(c) the amount of Notes to be issued in global form or definitive form. In the event that the Company delivers a written order to authenticate Additional Series A Notes, as contemplated in clause (ii) of the preceding sentence, such order shall be accompanied by an Officers' Certificate and an Opinion of Counsel confirming that the issuance of such Additional Series A Notes complies with the requirements of Section 4.09 hereof and all other applicable requirements of this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed (i) $250,000,000, plus (ii) such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph, except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of each series of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary thereof) shall have no further liability for the money. If the Company or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

     TRANSFER AND EXCHANGE.

                  Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x)      to register the transfer of the Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                                    shall be duly endorsed or accompanied by a
                  written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                                    in the case of a Definitive Note that is a
                  Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                            if such Transfer Restricted Security
                           is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

                                            if such Transfer Restricted Security
                           is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
                           Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

                                            if such Transfer Restricted Security
                           is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  Transfer of a Definitive Note for a Beneficial Interest in a Global Note. If issued, a Definitive Note may not be exchanged for a beneficial interest in a Global Note.

                  Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth in subsection (a) of this Section 2.06 to the extent required by the Securities Act.

                  Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Any Person having a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note only under the circumstances contemplated by subsection (f) of this Section 2.06.

                  Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  Authentication of Definitive Notes in Absence of Depository. If at any time:

                                    the Depository for the Notes notifies the
                  Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                                    the Company, at its discretion, notifies the
                  Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, then the Company shall execute, and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  Legends.

                                    Except as permitted by the following
                  paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form, until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(k) under the Securities Act:

                                    "THE NOTE (OR ITS PREDECESSOR) EVIDENCED
                           HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR
                           (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                                    Upon any sale or transfer of a Transfer
                  Restricted Security (including any beneficial interest in a Global Note that is a Transfer Restricted Security) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                                        in the case of any Transfer Restricted
                           Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security, upon certification of the transferring Holder to the Registrar substantially in the form of Exhibit C hereto; and
                                            in the case of any beneficial
                           interest in a Global Note that is a Transfer
                           Restricted Security, such interest shall be sold or transferred in compliance with the provisions of
                           Section 2.06(c) hereof and the Global Note thereafter representing such interest shall not be required to bear the legend set forth in (i) above.

                                    Notwithstanding the foregoing, upon
                  consummation of an Exchange Offer, the Company shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes.

                  Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes or a beneficial interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such increase.

                  General Provisions Relating to Transfers and Exchanges.

                                    To permit registrations of transfers and
                  exchanges, subject to this Section 2.06, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                                    No service charge shall be made to a Holder
                  for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.09, 4.10, 4.15 and 9.05 hereto).

                                    The Registrar shall not be required to
                  register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                                    All Definitive Notes and Global Notes issued
                  upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                                    The Company and the Registrar shall not be
                  required:

                                            to issue, to register the transfer
                           of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                                            to register the transfer of or to
                           exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
                                            to register the transfer of or to
                           exchange a Note between a record date and the next succeeding interest payment date.

                                    Prior to due presentment for the
                  registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

     REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Company, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company, any of the Subsidiary Guarantors or any Affiliate of the Company or any of the Subsidiary Guarantors holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption be deemed to be no date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall longer outstanding and shall cease to accrue interest.

     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any of the Subsidiary Guarantors or any Affiliate of the Company or any of the Subsidiary Guarantors, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

     TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers thereof. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes. The Trustee shall provide a certificate of destruction to the Company from time to time, at the written request of the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     CUSIP NUMBERS.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.


                            REDEMPTION AND PREPAYMENT

     NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes of $1,000 or less will be redeemed in part. In the event that less than all of the Notes are to be redeemed by lot, the particular

Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

     NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Failure to receive such notice or any defect in the notice to any such Holder shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof. The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

                                    the redemption date;

                                    the redemption price;

                                    if any Note is being redeemed in part, the
                  portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                                    the name and address of the Paying Agent;

                                    that Notes called for redemption must be
                  surrendered to the Paying Agent to collect the redemption price;

                                    that, unless the Company's defaults in
                  making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                                    the paragraph of the Notes and/or Section of
                  this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                                    that no representation is made as to the
                  correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 60 days (unless the Trustee and the Company agree to a shorter period) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     DEPOSIT OF REDEMPTION PRICE.

         Prior to 10:00 a.m. Eastern time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 2.04 hereof) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Note and in Section 4.01 hereof.

     NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     OPTIONAL REDEMPTION.

                  The Notes will not be redeemable at the Company's option prior to November 15, 2004. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15, of the years indicated below:


YEAR                                                                                                     PERCENTAGE

2004......................................................................................................105.0625%
2005......................................................................................................103.3750%
2006......................................................................................................101.6875%
2007 and thereafter.......................................................................................100.0000%

                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

     MANDATORY REDEMPTION.

         Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or repurchase payments or sinking fund payments with respect to the Notes.

     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

                                    The Asset Sale Offer shall be made to all
                  Holders and shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period").

                                    If the Asset Sale Offer Purchase Date is on
                  or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages thereon, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                                    Within 10 days following any Asset Sale
                  Offer Trigger Date, the Company shall send, by first class mail, a notice to each of the Holders at such Holder's registered address, with a copy to the Trustee. The notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer, and shall state:

                                            that the Asset Sale Offer Trigger
                           Date has occurred pursuant to Section 4.10 hereof and that the Company is offering to purchase the maximum principal of Notes that may be purchased out of the Excess Proceeds not applied to a Series D Asset Sale Offer (the "Offer Amount") at an offer price in cash in an amount equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to date of purchase, which shall be a Business Day (the "Asset Sale Offer Purchase Date") that is not earlier than 30 days nor later than 60 days from the date such notice is mailed;

                                            the amount of accrued and unpaid
                           interest, if any, and unpaid Liquidated Damages, if any, as of the Asset Sale Offer Purchase Date;

                                            that any Note subject to the Asset
                           Sale Offer not tendered shall continue to accrue interest;

                                            that, unless the Company defaults in
                           the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any such Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, after the Asset Sale Offer Purchase Date;

                                            that Holders electing to have a Note
                           purchased pursuant to an Asset Sale Offer may elect to have all of such Note purchased or they may elect to have only a portion of such Note purchased;

                                            that Holders electing to have a Note
                           purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Company or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Offer Purchase Date;

                                            that Holders shall be entitled to
                           withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                                            that, if the aggregate principal
                           amount of Notes surrendered by Holders exceeds the Offer Amount or less than all of the Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall select the Notes to be purchased on a pro rata basis; provided that Notes accepted for payment in part will only be purchased in integral multiples of $1,000; and

                                            that Holders whose Notes were
                           purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

                  On the Asset Sale Offer Purchase Date, the Company shall: (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of the Excess Proceeds; (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment; and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. The Company or the Paying Agent, as the case may be, shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes and the Trustee shall promptly authenticate and mail to any such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. The Company shall announce the results of the Asset Sale Offer to Holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws or regulations, if applicable, in connection with any Asset Sale Offer.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    COVENANTS

     PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

     MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented for payment, surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company in accordance with Section 2.03 hereof. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     REPORTS.

                  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the consolidated financial condition and results of operations of the Company and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company were required to file such Forms. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

                  For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company' compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     COMPLIANCE CERTIFICATE.

                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than (A) any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor and (B) Employee Stock Repurchases); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and
                  such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Series A/B Issue Date (excluding Restricted Payments permitted by clauses (w), (y) and (z) of the next succeeding paragraph) is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Series A/B Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Equity Proceeds (A) received by the Company from the issue or sale, subsequent to the Series A/B Issue Date, of Qualified Capital Stock of the Company or (B) of any other Equity Interests or debt securities of the Company that have been issued subsequent to the Series A/B Issue Date and that have been converted into such Qualified Capital Stock (other than any Qualified Capital Stock sold to a Restricted Subsidiary of the Company or issued upon conversion of the Convertible Preferred Stock), plus (iii) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries and Affiliates resulting from dividends, repayments of loans or advances, or other transfers of assets (including reductions in guarantees), in each case to the Company or a Restricted Subsidiary after the Series A/B Issue Date from any Unrestricted Subsidiary or Affiliate or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued as provided below), plus (iv) $15 million.

         The foregoing provisions shall not prohibit any of the following: (w) any purchase, redemption or other acquisition or retirement, in each case at a price less than par, of up to $75 million in aggregate principal amount of the Company's 5 1/2% Convertible Subordinated Notes due 2004, prior to their stated maturity; (x) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (y) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the Net Equity Proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company (other than any Disqualified Stock); provided that the amount of any such Net Equity Proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph and (z) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph.

         For purposes of the foregoing provisions, the amount of any Restricted Payment (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would be permitted by the provisions of this Section 4.07 and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash prior to such designation) in the Restricted Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the paragraph (c) of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (r) Existing Indebtedness as in effect on the Series A/B Issue Date, (s) the Senior Credit Facility as in effect as of the Series A/B Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Series A/B Issue Date, (t) this Indenture, the Series D Indenture, the Notes, and the Series D Notes, (u) applicable law,
(v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Series D Indenture and this Indenture to be incurred, (w) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (x) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale, (y) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (z) Permitted Refinancing Indebtedness with respect to any indebtedness referred to in clauses (r), (t) and (v) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED EQUITY.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, continentally or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness but excluding any Permitted Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  The Company shall not , and shall not permit any Subsidiary Guarantor to, directly or indirectly, in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

     ASSET SALES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, sell, issue, convey, transfer, lease or otherwise dispose of, to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a sale-and-leaseback transaction or a merger or consolidation) (collectively, for purposes of this Section 4.10, a "transfer"), directly or indirectly, in one or a series of related transactions, (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its

Restricted Subsidiaries, (c) any Event of Loss or (d) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, or properties or assets in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, shall be governed by Sections 4.15 and/or 5.01 and not by the provisions of this Section 4.10 (each of the foregoing, an "Asset Sale"), unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of closing such Asset Sale (to the extent of the cash received) shall be deemed to be cash for purposes of this clause (ii) and provided further, that the Company may engage in the transfer of properties or assets, including two drilling rigs and related inventories and equipment and a contract with Tengizchevroil, to AralParker CJSC in consideration of a note payable by AralParker CJSC in a principal amount of up to $50 million.

         Notwithstanding the foregoing, any of the following shall not be deemed an "Asset Sale": (i) any transfer of properties or assets to an Unrestricted Subsidiary, if such transfer is permitted under Section 4.07 hereof; (ii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (A) no longer used or (B) no longer useful in the business of the Company or its Restricted Subsidiaries; (iii) any lease of any property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such lease that provides for the acquisition of such property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted; (iv) any trade or exchange by the Company or any Restricted Subsidiary of one or more drilling rigs for one or more other drilling rigs owned or held by another Person, provided that (A) the Fair Market Value of the drilling rig or rigs traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the drilling rig or rigs (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary and (B) such exchange is approved by a majority of the Disinterested Directors of the Company; (v) any transfer by the Company or any Restricted Subsidiary to its customers of drill pipe, tools and associated drilling equipment utilized in connection with a drilling contract for the employment of a drilling rig in the ordinary course of business and consistent with past practice; and (vi) any transfers that, but for this clause
(vi), would be Asset Sales, if (A) the Company elects to designate such transfers as not constituting Asset Sales and (B) after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $500,000.

         Within 365 days after the receipt of any Net Proceeds from any Asset Sale, the Company may (i) apply all or any of the Net Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment of any revolving credit facility or other borrowing (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (ii) invest all or any part of the Net Proceeds thereof in properties and other capital assets that replace the properties or other capital assets that were the subject of such Asset Sale or in other properties or other capital assets that will be used in the business of the Company and its Restricted Subsidiaries. Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds equals or exceeds $15 million (the date of such occurrence being called the "Asset Sale Offer Trigger Date"), the Company shall (i) make an offer to purchase ("Series D Asset Sale Offer") the Series D Notes, if any are then outstanding, at a price equal to 100% of the principal amount of the Series D Notes, plus accrued and unpaid interest to the date of purchase and (ii) in the event that any Excess Proceeds are not applied to a Series D Asset Sale Offer, to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Series D Notes and Notes tendered pursuant to a Series D Asset Sale Offer and an Asset Sale Offer, respectively, is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

         The Company shall not permit any Restricted Subsidiary to enter into or suffer to exist any agreement (other than the Series D Indenture) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer following any Asset Sale. The Company shall comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes pursuant to this
Section 4.10.

     TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, (a) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (b) purchase or lease any property, assets or securities from, (c) make any Investment in, or (d) enter into or suffer to exist any other transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with an unrelated third party, (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above, and (iii) with respect to a transaction or series of related transactions involving payments in excess of $5 million, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause
(i) above and (B) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company; provided, however, that the foregoing restriction shall not apply to (u) any arrangements in effect on the Series A/B Issue Date, (v) transactions between or among the Company and its Wholly Owned Restricted Subsidiaries, (w) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1 million outstanding at any one time, (x) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (y) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate and (z) the Company's employee compensation and other benefit arrangements.

     LIENS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the Issue Date, or any income, profits or proceeds therefrom, to secure (i) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Subsidiary Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (ii) any Indebtedness of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The foregoing covenant shall not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the property or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

     ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

         The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (A) such transfer, conveyance, sale, or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (B) the cash Net Proceeds from such transfer, conveyance, sale, or other disposition are applied in accordance with Section 4.10 hereof, and
(ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company; except, in the case of both clauses (i) and (ii) above, with respect to dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (i) and (ii) of the definition of "Wholly Owned Restricted Subsidiary" included in
Section 1.01 hereof.

     SALE-AND-LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company could have (A) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof; (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale-and- leaseback transaction; and (iii) the transfer of assets in such sale- and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section
4.10 hereof.

     OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes on a Business Day (the "Change of Control Payment Date") not more than 60 nor less than 30 days following such Change of Control, pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Section 4.15 and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. The Change of Control Offer shall be required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Payment Date.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or otherwise deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     BUSINESS ACTIVITIES.

         The Company shall not, and will not permit any Restricted Subsidiary to, engage in any business other than (i) the Drilling Business, (ii) such other businesses as the Company or its Restricted Subsidiaries are engaged in on the Series A/B Issue Date and (iii) such other business activities as are reasonably related or incidental thereto.


                                   SUCCESSORS

     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof.

         In connection with any consolidation, merger or transfer contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent in this Indenture provided for relating to such transaction or transactions have been complied with.

     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01 hereof, the Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "the Company" shall refer instead to such Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Person had been named as the Company herein; provided, however, that the Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Notes except in the case of a sale of all or substantially all of the Company's properties or assets that meets the requirements of Section 5.01 hereof.

                             DEFAULTS AND REMEDIES

     EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

                                    the Company defaults for 30 days in the
                  payment when due of interest on, or Liquidated Damages with respect to, the Notes;

                                    the Company defaults in payment of the
                  principal of or premium, if any, on the Notes when the same becomes due and payable at stated maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                                    the Company fails to comply with the
                  provisions of Section 4.10, 4.15 or 5.01 hereof;

                                    the Company fails for 45 days after notice
                  to the Company by the Trustee or the Holders at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

                                    the Company or any of its Restricted
                  Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

                                    a final judgment or final judgments for the
                  payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 consecutive days, provided that the aggregate of all such unpaid and undischarged judgments exceeds $10 million;

                                    any Subsidiary Guarantee shall for any
                  reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any Subsidiary Guarantee in accordance with this Indenture);

                                    the Company or any of its Restricted
                  Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                                            commences a voluntary case,

                                            consents to the entry of an order
                            for relief against it in an involuntary case,
                                            consents to the appointment of a
                            Bankruptcy Custodian of it or for all or substantially all of its property,

                                            makes a general assignment for the
                            benefit of its creditors, or

                                            generally is not paying its debts as
                            they become due; or

                                   a court of competent jurisdiction enters an
                  order or decree under any Bankruptcy Law that:

                                            is for relief, in an involuntary
                            case, against the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

                                            appoints a Bankruptcy Custodian of
                            the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, for all or substantially all of the property of the Company or any of such Restricted Subsidiaries; or

                                            orders the liquidation of the
                            Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, for all or substantially all of the property of the Company or any of such Restricted Subsidiaries;

                  and the order or decree remains unstayed and in effect for 60 consecutive days.

    ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 6.01 hereof with respect to the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (viii) or (ix) of
Section 6.01 hereof occurs with respect to the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

    OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

    WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

    CONTROL BY MAJORITY.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

    LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Note only if:

                                    the Holder of a Note gives to the Trustee
                  written notice of a continuing Event of Default;

                                    the Holders of at least 25% in aggregate
                  principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                                    such Holder of a Notes or Holders of Notes
                  offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                                    the Trustee does not comply with the request
                  within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                                    during such 60-day period the Holders of a
                  majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

    COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

    TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

    PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

    UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


                                     TRUSTEE

    DUTIES OF TRUSTEE.

                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  Except during the continuance of an Event of Default:

                                    the duties of the Trustee shall be
                  determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                                    in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    this paragraph does not limit the effect of
                  paragraph (b) of this Section 7.01;

                                    the Trustee shall not be liable for any
                  error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                    the Trustee shall not be liable with respect
                  to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                  6.05 hereof.

                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

    RIGHTS OF TRUSTEE.

                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

    INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Compete with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

    TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

    NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and Section 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

    COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation as shall be agreed between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes based on the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium and Liquidated Damages, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The Trustee shall also be entitled to receive compensation for extraordinary services in default administration.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

    REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  the Trustee fails to comply with Section 7.10 hereof;

                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

                  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

    SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes.

    ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, the Series D Indenture shall be excluded from the operation of TIA Section 311(b).

    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

    LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and the Company and each Subsidiary Guarantor shall be deemed to have satisfied all of its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due; (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and (iv) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

    COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof, clause (iv) of Section 5.01 hereof and Article 10 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(iii) through 6.01(vii) hereof shall not constitute Events of Default.

    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Section 6.01(viii) or 6.01(ix) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or the Series D Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date such opinion, (i) the trust funds will not be subject to rights of holders of Indebtedness other than the Notes and (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit (assuming no Holder of Notes is an insider of the Company) or the day following the end of such other preference period in effect at the time of such opinion (assuming a Holder of Notes is an insider of the Company), as applicable, following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

                  the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over any other creditors of the Company or any Subsidiary Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, or any Subsidiary Guarantor or others; and

                  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

    REPAYMENT TO THE COMPANY.

         Subject to the applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

    REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.05 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                        AMENDMENT, SUPPLEMENT AND WAIVER

    WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                                    to cure any ambiguity, defect or
                  inconsistency;

                                    to provide for uncertificated Notes in
                  addition to or in place of certificated Notes;

                                    to provide for the assumption of the
                  Company's obligations to the Holders of the Notes pursuant to
                  Article 5 or Section 10.04(b) hereof;

                                    to secure the Notes pursuant to the
                  requirements of Section 4.12 or otherwise;

                                    to make any change that would provide any
                  additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                                    to add any Restricted Subsidiary as an
                  additional Subsidiary Guarantor as provided in Section 10.02 hereof or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 10.04 hereof and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein and in the Subsidiary Guarantee of such Subsidiary Guarantor;

                                    to release a Subsidiary Guarantor from its
                  obligations under this Indenture and its Subsidiary Guarantee pursuant to Section 10.05 hereof;

                                    to secure the Notes pursuant to the
                  requirements of Section 4.12 hereof; or

                                    to comply with requirements of the
                  Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

    WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company and the Subsidiary Guarantors with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                                    reduce the principal amount of Notes whose
                  Holders must consent to an amendment, supplement or waiver;

                                    reduce the principal of or change the fixed
                  maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided below with respect to Sections 3.09, 4.10 and 4.15 hereof);

                                    reduce the rate of or change the time for
                  payment of interest, including default interest, on any Note;

                                    waive a Default or Event of Default in the
                  payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                                    make any Note payable in money other than
                  that stated in the Notes;

                                    make any change in the provisions of this
                  Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                                    waive a redemption payment with respect to
                  any Note (other than a payment required by Section 4.10 or 4.15 hereof);

                                    alter the ranking of the Notes relative to
                  other Indebtedness of the Company in a manner adverse to the Holders; or

                                    make any change in the foregoing amendment
                  and waiver provisions.

         In addition, without the consent of Holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding, no such amendment, supplement or waiver may amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

    COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

    REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

    NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

    TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.


                              SUBSIDIARY GUARANTEES

    SUBSIDIARY GUARANTEES.

                  The Subsidiary Guarantors and each Subsidiary of the Company that in accordance with Section 10.02 hereof is hereafter required to guarantee the obligations of the Company under the Notes and this Indenture hereby jointly and severally and unconditionally guarantees, on a senior basis (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes shall be paid in full when due, whether at the stated maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 hereof. Each Subsidiary Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

                  Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Subsidiary Guarantee shall be unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Subsidiary Guarantor;
(ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Subsidiary Guarantor, the Company, any Benefitted Party, any creditor of such Subsidiary Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Subsidiary Guarantor for reimbursement; (vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under any Bankruptcy Law, of the application of Section 1111(b)(2) under the Bankruptcy Law; (viii) any defense based on any borrowing or grant of a security interest under Section 364 under the Bankruptcy Law; or (ix) any right to require a proceeding first against the Company, protest, notice and all demands whatsoever. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except in accordance with Section 10.05 or by complete performance of all of the obligations contained in its Subsidiary Guarantee, the Notes and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

    ADDITIONAL SUBSIDIARY GUARANTEES.

                  If, after the Issue Date, (i) the Company or any of its Restricted Subsidiaries shall (A) transfer or cause to be transferred, any assets, businesses, divisions, real property or equipment having a fair market or book value in excess of $1 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or (B) make any Investment having an aggregate fair market or book value in excess of $1 million in any Restricted Subsidiary that is not a Subsidiary Guarantor, or (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor (A) shall provide a guarantee under the Senior Credit Facility or (B) shall own any assets or properties having an aggregate fair market or book value in excess of $1 million, then the Company shall cause such Restricted Subsidiary (other than any Exempt Foreign Subsidiary) to execute and deliver a supplemental indenture to this Indenture, substantially in the form of Exhibit D hereto, agreeing to be bound by its terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Notes by such Restricted Subsidiary, in accordance with the terms of this Indenture.

                  The Company shall not permit any of its Restricted Subsidiaries, other than a Subsidiary Guarantor, directly or indirectly, to (i) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any Indebtedness of the Company, in each case, unless the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture, substantially in the form of Exhibit D hereto, agreeing to be bound by its terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Notes by such Subsidiary Guarantor, in accordance with the terms of this Indenture. Further, if after the Issue Date, the Company shall revoke the designation of any Exempt Foreign Subsidiary, then the Company shall cause such subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of this Indenture.

    LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY.

                  Each Subsidiary Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any of the Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  For purposes of such limitations and the applicable fraudulent conveyance laws, any indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to the Senior Credit Facility and secured by a perfected Lien on the assets of such Subsidiary Guarantor (assuming, for purposes of such determination, that the incurrence of any such indebtedness and the granting of any such security interest did not violate any such fraudulent conveyance laws) shall be deemed, to the extent of the value of the assets subject to such Lien, to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee.

                  Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

    SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person (other than the Company or another Subsidiary Guarantor), whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph and Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) shall execute and deliver a supplemental indenture to this Indenture agreeing to be bound by its terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Notes by such Person, in accordance with the terms of this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and (v) such transaction does not violate any of the covenants contained in Articles 4 and 5 hereof..

                  Notwithstanding the foregoing, (i) a Subsidiary Guarantor may consolidate with or merge with or into the Company, provided that the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company; and
(ii) a Subsidiary Guarantor may consolidate with or merge with or into any other Subsidiary Guarantor.

    RELEASES OF SUBSIDIARY GUARANTORS.

         In the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) a sale or other disposition of all of the Capital Stock or all or substantially all of the properties or assets of any Subsidiary Guarantor to a third party or an Unrestricted Subsidiary, by way of merger, consolidation or otherwise, in any case, in a transaction or manner that does not violate any of the covenants or other provision of this Indenture, then such Subsidiary Guarantor will be released from and relieved of any obligations under this Indenture and its Subsidiary Guarantee, provided that any Net Proceeds of such sale or other disposition are applied in accordance with
Section 4.10 hereof and provided, further, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition.

    "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

    CONTRIBUTION.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under a Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to such Subsidiary Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any subsidiary of such Subsidiary Guarantor in respect of the obligations of such subsidiary under the Subsidiary Guarantees), excluding debt in respect of the Subsidiary Guarantees, as they become absolute and matured.

    EXECUTION OF NOTATIONS OF SUBSIDIARY GUARANTEES.

         To evidence its guarantee to each Holder of Notes, each of the Subsidiary Guarantors hereby agree to execute a notation of its Subsidiary Guarantee in substantially the form set forth in Exhibit A or Exhibit B, as applicable, on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer of such Subsidiary Guarantor who shall have been duly authorized by all requisite corporate actions, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such Officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of the Subsidiary Guarantor.


                                  MISCELLANEOUS

    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

    NOTICES.

         Any notice or communication by the Company, any of the Subsidiary Guarantors or the Trustee to any of the others is duly given if in the English language, in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to such other's address:

                           If to the Company or any Subsidiary Guarantor:

                           Parker Drilling Company
                           1401 Enclave Parkway, Suite 600
                           Houston, Texas 77077
                           Telecopier No.: (281) 406-2010
                           Attention: Chief Financial Officer

                           With a copy to:

                           Lynnwood R. Moore and
                           Ronald C. Potter
                           Conner & Winters, P.C.
                           3700 First Place Tower
                           15th East Fifth Street
                           Tulsa, Oklahoma 74103
                           Telecopier No.: (918) 586-8548

                           If to the Trustee:

                                    For payment, registration, transfer,
                                    exchange and tender of Notes:

                                    By hand:

                                    JPMorgan Chase Bank
                                    One Main Place
                                    1201 Main Street, 18th Floor
                                    Dallas, Texas 75202
                                    Telephone: (214) 871-9393 or (800) 275-2048
                                    Attention: Registered Bond Events

                          By mail:

                          JPMorgan Chase Bank
                          P.O. Box 2320
                          Dallas, Texas 75221-2320
                          Attention: Registered Bond Events

                          For all other communications relating to the Notes:
                          JPMorgan Chase Bank
                          600 Travis Street, Suite 1150
                          Houston, Texas 77002
                          Telephone:(713) 216-6686
                          Telecopy No.: (713) 216-5476
                          Attention: Global Trust Services

         The Company, any of the Subsidiary Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; the next Business Day after timely delivery to the courier, if sent for overnight delivery by a courier guaranteeing next-day delivery; and the second Business Day after timely delivery to the courier, if sent for second-day delivery by a courier guaranteeing second-day delivery.

         Any notice or communication to a Holder shall be mailed by first class U.S. mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, such requesting entity shall furnish to the
Trustee:

                                    an Officers' Certificate in form and
                  substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
                                    an Opinion of Counsel in form and substance
                  reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                                    a statement that the Person making such
                  certificate or opinion has read such covenant or condition;

                                    a brief statement as to the nature and scope
                  of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                    a statement that, in the opinion of such
                  Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                                    a statement as to whether or not, in the
                  opinion of such Person, such condition or covenant has been satisfied.

    RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, this Indenture or the Subsidiary Guarantees, as the case may be, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

    GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

    SUCCESSORS.

         All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

    SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    COUNTERPART ORIGINALS.

         The parties hereto may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                             PARKER DRILLING COMPANY


                             By:     /s/ James J. Davis
                                 -----------------------------------------------
                                     James J. Davis
                                     Senior Vice President of Finance
                                     and Chief Financial Officer

                             SUBSIDIARY GUARANTORS :

                             Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                             Parker Drilling Company Limited (Oklahoma)
                             Choctaw International Rig Corp.
                             Parker Drilling Company of New Guinea, Inc.
                             Parker Drilling Company North America, Inc.
                             Parker-VSE, Inc. (formerly Vance Systems
                                  Engineering, Inc.)
                             DGH, Inc.
                             Parker Drilling Company International Limited Parker USA Drilling Company (formerly Parcan
                                  Limited)
                             Parker Technology, L.L.C.
                             Parker Technology, Inc.
                             Parker Drilling U.S.A. Ltd.
                             Parker Drilling Offshore Corporation (formerly
                                  Hercules Offshore Corporation)
                             Parker Drilling Offshore International, Inc.
                             Anachoreta, Inc.
                             Pardril, Inc.
                             Parker Aviation, Inc.
                             Parker Drilling (Kazakstan), Ltd.
                             Parker Drilling Company of Niger
                             Parker North America Operations, Inc.
                             Selective Drilling Corporation
                             Universal Rig Service Corp.
                             Creek International Rig Corp.

                             By:    /s/ David W. Tucker
                                ------------------------------------------------
                             Name:  David W. Tucker
                             Its:   Vice President & Treasurer


                             Parker Technology, L.L.C.

                             By:    /s/ David W. Tucker
                                 -----------------------------------------------
                             Name:  David W. Tucker
                             Its:   Vice President & Manager

                             Parker Drilling Offshore USA, L.L.C. (formerly
                                Mallard Bay Drilling, L.L.C.)

                             By:     /s/ David W. Tucker
                                 -----------------------------------------------
                             Name:   David W. Tucker
                             Its:    Treasurer & Manager


                             Parker Drilling Management Services, Inc.

                             By:     /s/ David W. Tucker
                                 -----------------------------------------------
                             Name:   David W. Tucker
                             Its:    President


                             Quail Tools, L.LP.

                             By:     /s/ James J. Davis
                                 -----------------------------------------------
                             Name:   James J. Davis
                             Its:    Vice President & Treasurer


                             JPMORGAN CHASE BANK,
                             as Trustee


                             By:     /s/ Mauri Cowen
                                 -----------------------------------------------
                                     Authorized Signatory

                                                                       EXHIBIT A


                             [FORM OF SERIES A NOTE]


                     10 1/8% SENIOR NOTES DUE 2009, SERIES A
                                                               CUSIP: __________
No. ____                                                       $________________


                             PARKER DRILLING COMPANY


promises to pay to _____________
or registered assigns,
the principal sum of ____________
Dollars [or such greater or lesser amount as is indicated on the attached Schedule](1) on November 15, 2009.

Interest Payment Dates:  May 15 and November 15
Record Dates:  May 1 and November 1


                                              PARKER DRILLING COMPANY


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



Trustee's Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture:

JPMORGAN CHASE BANK,
as Trustee


By:
   --------------------------------------------
         Authorized Signatory

Dated:
        -------------------


--------

(1) This clause should be included only in the Note if issued in global form.

                            (Parker Drilling Company)

                     10 1/8% Senior Notes due 2009, Series A

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co, has an interest herein.(2)

         THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Parker Drilling Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10.125% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance hereof until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be May 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time

----------

(2) This paragraph should be included only in the Note if issued in global form.

to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If this Note is exchanged for a Series B Note (as defined in the Indenture) pursuant to the Registration Rights Agreement, dated May 2, 2002 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and Jefferies & Company, Inc., then accrued but unpaid interest on this Note shall be paid on the first Interest Payment Date for such Series B Note.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture and Subsidiary Guarantees. The Company issued the Notes under an Indenture dated as of May 2, 2002 (the "Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to (x) $250 million in aggregate principal amount in the case of Notes issued on the Issue Date, plus (y) such additional principal amount of Notes as the Company may issue from time to time in accordance with the requirements of the Indenture. Payment on each Note is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to
Article 10 of the Indenture.

5. Optional Redemption. The Company shall not have the option to redeem the Notes prior to November 15, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:


                  YEAR                                                 PERCENTAGE
                  ----                                                 ----------

                  2004                                                 105.0625%
                  2005                                                 103.3750%
                  2006                                                 101.6875%
                  2007 and thereafter                                  100.0000%

6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or repurchase payments or sinking fund payments with respect to the Notes, except as described in paragraph 7 below.

7. Repurchase at Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and any unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Payment"). Within 30 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 10 days following each Asset Sale Trigger Date, (i) the Company shall commence an offer to all Holders of Series D Notes (the "Series D Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Series D Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date and (ii) in the event that any Excess Proceeds are not applied to a Series D Asset Sale Offer, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus any accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Offer Purchase Date, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Series D Notes and Notes tendered pursuant to a Series D Asset Sale Offer and an Asset Sale Offer, respectively, is less than the Excess Proceeds, the Company may use such excess for general corporate purposes.

         (c) Holders of Notes that are the subject of an offer to purchase will receive notice from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to secure the Notes, to add or release any Subsidiary Guarantor pursuant to the terms of the Indenture or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at stated maturity, upon redemption (including in connection with an offer to purchase) or otherwise,
(iii) failure by the Company to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any Subsidiary Guarantee in accordance with the Indenture); and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. No past, present or future director, officer, employee, incorporation, stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees, as the case may be, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of March 11, 1998, among the Company, the Subsidiary Guarantors and Jefferies & Company, Inc. (the "Registration Rights Agreement").

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                                    Parker Drilling Company
                                    1401 Enclave Parkway, Suite 600
                                    Houston, Texas 77077
                                    Telecopier No.: (281) 406-2010
                                    Attention: Treasurer

                                    [intentionally left blank]

          [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEES]

         Each of the Subsidiary Guarantors under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed, has unconditionally guaranteed the obligations of the Company under the Notes and the Indenture, jointly and severally (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes shall be paid in full when due, whether at the stated maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

         The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note on which the Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

         By each of the following, and any other Subsidiary Guarantor as may be added or substituted from time to time, as Subsidiary Guarantors:

                                                  [signature pages follow]

                                 SUBSIDIARY GUARANTORS :

                                 Parker Drilling Company of Oklahoma,
                                      Incorporated
                                 Parker Drilling Company Limited (Nevada)
                                 Parker Drilling Company Limited (Oklahoma)
                                 Choctaw International Rig Corp.
                                 Parker Drilling Company of New Guinea, Inc.
                                 Parker Drilling Company North America, Inc.
                                 Parker-VSE, Inc. (formerly Vance Systems
                                      Engineering, Inc.)
                                 DGH, Inc.
                                 Parker Drilling Company International Limited Parker USA Drilling Company (formerly Parcan
                                      Limited)
                                 Parker Technology, L.L.C.
                                 Parker Technology, Inc.
                                 Parker Drilling U.S.A. Ltd.
                                 Parker Drilling Offshore Corporation (formerly
                                      Hercules Offshore Corporation)
                                 Parker Drilling Offshore International, Inc.
                                 Anachoreta, Inc.
                                 Pardril, Inc.
                                 Parker Aviation, Inc.
                                 Parker Drilling (Kazakstan), Ltd.
                                 Parker Drilling Company of Niger
                                 Parker North America Operations, Inc.
                                 Selective Drilling Corporation
                                 Universal Rig Service Corp.
                                 Creek International Rig Corp.

                                 By:   /s/ DAVID W. TUCKER
                                    --------------------------------------------
                                 Name: David W. Tucker
                                 Its:  Vice President & Treasurer


                                 Parker Technology, L.L.C.

                                 By:   /s/ DAVID W. TUCKER
                                    --------------------------------------------
                                 Name: David W. Tucker
                                 Its:  Vice President & Manager


                                 Parker Drilling Offshore USA, L.L.C. (formerly
                                    Mallard Bay Drilling, L.L.C.)

                                 By:   /s/ DAVID W. TUCKER
                                    --------------------------------------------
                                 Name: David W. Tucker
                                 Its:  Treasurer & Manager


                                 Parker Drilling Management Services, Inc.

                                 By:   /s/ DAVID W. TUCKER
                                    --------------------------------------------
                                 Name: David W. Tucker
                                 Its:  President


                                 Quail Tools, L.LP.

                                 By:   /s/ JAMES J. DAVIS
                                    --------------------------------------------
                                 Name: James J. Davis
                                 Its:  Vice President & Treasurer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

         and irrevocably appoint _________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
     ----------------------

                           Your Signature:
                                           -------------------------------------
                           (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
                     -----------------------------------------------------------
                      (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         [ ]   Section 4.10                        [ ]   Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date:
     ----------------

                  Your Signature:
                                 -------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)


Signature Guarantee:
                    ------------------------------------------------------------
                      (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                        SCHEDULE OF EXCHANGES OF NOTES(3)

                  The following exchanges, redemptions, repurchases and transfers of interests of a part of this Global Note have been made:


                                                                                  Principal Amount of
                                                                                   this Global Note            Signature of
                           Amount of decrease             Amount of increase        following such        authorized signatory
                           in Principal Amount           in Principal Amount        decrease (or          of Trustee or Note
 Date of Exchange, Etc.    of this Global Note           of this Global Note          increase)              Custodian
 ----------------------    -------------------           -------------------     ------------------       --------------------






----------

(3) This paragraph should be included only in the Note if issued in global form.

                                                                       EXHIBIT B



                             [FORM OF SERIES B NOTE]

                      10 1/8% SENIOR NOTES DUE 2009, SERIES B

                                                               CUSIP: __________
No. ____                                                       $ _______________


                             PARKER DRILLING COMPANY

promises to pay to _____________________________
or registered assigns,
the principal sum of ___________________________
Dollars [or such greater or lesser amount as is indicated on the attached Schedule](4) on November 15, 2009.

Interest Payment Dates:  May 15 and November 15
Record Dates: May 1 and November 1


                                                PARKER DRILLING COMPANY


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Trustee's Certificate of Authentication:

This is one of the
Notes referred to in the
within-mentioned Indenture:

JPMORGAN CHASE BANK,
as Trustee


By:
   ----------------------------
       Authorized Signatory

Dated:
      --------------------



----------

(4) This clause should be included only in the Note if issued in global form.

                            (Parker Drilling Company)

                     10 1/8% Senior Notes due 2009, Series B

                  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co, has an interest herein.(5)

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Parker Drilling Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10.125% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance hereof until maturity. The Company shall pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be _______________. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest premium on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture and Subsidiary Guarantees. The Company issued the Notes under an Indenture dated as of May 2, 2002 (the "Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference


----------

(5) This paragraph should be included only in the Note if issued in global form.

to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to (x) $250 million in aggregate principal amount in the case of Notes issued on the Issue Date, plus (y) such additional principal amount of Notes as the Company may issue from time to time in accordance with the requirements of the Indenture. Payment on each Note is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article 10 of the Indenture.

5. Optional Redemption. The Company shall not have the option to redeem the Notes prior to November 15, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:


                  YEAR                                                 PERCENTAGE
                  ----                                                 ----------

                  2004                                                 105.0625%
                  2005                                                 103.3750%
                  2006                                                 101.6875%
                  2007 and thereafter                                  100.0000%

6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or repurchase payments or sinking fund payments with respect to the Notes, except as described in paragraph 7 below.

7. Repurchase at Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and any unpaid interest thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Payment"). Within 30 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 10 days following each Asset Sale Trigger Date, (i) the Company shall commence an offer to all Holders of Series D Notes (the "Series D Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Series D Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date and (ii) in the event that any Excess Proceeds are not applied to a Series D Asset Sale Offer, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon, if any, to the Asset Sale Offer Purchase Date, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Series D Notes and Notes tendered pursuant to a Series D Asset Sale Offer and an Asset Sale Offer, respectively, is less than the Excess Proceeds, the Company may use such excess for general corporate purposes.

         (c) Holders of Notes that are the subject of an offer to purchase will receive notice from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address.

Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to secure the Notes, to add or release any Subsidiary Guarantor pursuant to the terms of the Indenture or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at stated maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with
Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any Subsidiary Guarantee in accordance with the Indenture); and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. No past, present or future director, officer, employee, incorporation, stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees, as the case may be, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act). 17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                    Parker Drilling Company
                                    1401 Enclave Parkway, Suite 600
                                    Houston, Texas 77077
                                    Telecopier No.: (281) 406-2010
                                    Attention: Treasurer

                                    [intentionally left blank]

          [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEES]

         Each of the Subsidiary Guarantors under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed, has unconditionally guaranteed the obligations of the Company under the Notes and the Indenture, jointly and severally (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes shall be paid in full when due, whether at the stated maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

         The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note on which the Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

         By each of the following, and any other Subsidiary Guarantor as may be added or substituted from time to time, as Subsidiary Guarantors:

                            [signature pages follow]

                             SUBSIDIARY GUARANTORS:


                             Parker Drilling Company of Oklahoma Incorporated Parker Drilling Company Limited (Nevada)
                             Parker Drilling Company Limited (Oklahoma)
                             Choctaw International Rig Corp.
                             Parker Drilling Company of New Guinea, Inc.
                             Parker Drilling Company North America, Inc.
                             Parker-VSE, Inc. (formerly Vance Systems
                                 Engineering, Inc.)
                             DGH, Inc.
                             Parker Drilling Company International Limited Parker Drilling USA Drilling Company (formerly
                                 Parcan Limited)
                             Parker Technology, LLC
                             Parker Technology, Inc.
                             Parker Drilling U.S.A. Ltd.
                             Parker Drilling Offshore Corporation (formerly
                                  Hercules Offshore Corporation)
                             Parker Drilling Offshore International, Inc.


                             By:      /s/ DAVID W. TUCKER
                                ------------------------------------------------
                                      Name:    David W. Tucker
                                      Its:     Vice President & Treasurer

                             Quail Tools, LLP

                             By:      /s/ JAMES J. DAVIS
                                ------------------------------------------------
                                      Name:     James J. Davis
                                      Its:      Vice President & Treasurer

                             Parker Drilling Offshore USA, L.L.C. (formerly
                                 Mallard Bay Drilling, L.L.C.)


                             By:      /s/ BRUCE J. KORVER
                                ------------------------------------------------
                                      Name:    Bruce J. Korver
                                      Its:     Vice President-Finance

                             Anachoreta, Inc.
                             Pardril, Inc.
                             Parker Aviation, Inc.
                             Parker Drilling (Kazakhstan) Ltd.
                             Parker Drilling Company of Niger
                             Parker North America Operations, Inc.
                             Selective Drilling Corporation
                             Universal Rig Service Corp.


                             By:  /s/ DAVID W. TUCKER
                                 -----------------------------------------------
                                      Name:    David W. Tucker
                                      Its:     Vice President & Treasurer


                             Parker Drilling Management Services, Inc.
                             Creek International Rig Corp.


                             By: /s/ BRUCE J. KORVER
                                ------------------------------------------------
                                      Name:    Bruce J. Korver
                                      Its:     Vice President & Treasurer


                           [intentionally left blank]

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

         and irrevocably appoint ______________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
      ---------------------

                    Your Signature:
                                    --------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
                     -----------------------------------------------------------
                      (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         [ ]   Section 4.10                        [ ]   Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date:
      ---------------

                  Your Signature:
                                  ---------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
                     -----------------------------------------------------------
                      (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                        SCHEDULE OF EXCHANGES OF NOTES(6)

                  The following exchanges, redemptions, repurchases and transfers of interests of a part of this Global Note have been made:



                                                                          Principal Amount of
                           Amount of decrease                              this Global Note         Signature of
                           in Principal Amount   Amount of increase in      following such       authorized signatory
                              of this Global     Principal Amount of         decrease (or        of Trustee or Note
 Date of Exchange, Etc.           Note              this Global Note           increase)              Custodian
 ----------------------    -------------------   ---------------------    -------------------    -------------------






----------

(6) This paragraph should be included only in the Note if issued in global form.

                                                                       EXHIBIT C

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                         OF TRANSFER OF DEFINITIVE NOTES

         Re:  10 1/8% Senior Notes due 2009, Series A of Parker Drilling
Company.

This Certificate relates to $_____ principal amount of Notes held in definitive form by ________________ (the "Transferor").

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

[ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture).

[ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of
         Section 2.06(a)(ii)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) of the Indenture.)

[ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(g)(ii)(A) of the Indenture).

[ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) of the Indenture).



                                             -----------------------------------
                                             [INSERT NAME OF TRANSFEROR]

Date:                                        By:
     --------------------------                 --------------------------------

         *Check applicable box.

                                                                       EXHIBIT D
--------------------------------------------------------------------------------





                             PARKER DRILLING COMPANY

                                       AND

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                      -------------------------------------

                              SERIES A AND SERIES B

                           10 1/8% SENIOR NOTES DUE 2009

                      -------------------------------------

                                ----------------



                         FORM OF SUPPLEMENTAL INDENTURE
                      AND AMENDMENT - SUBSIDIARY GUARANTEE


                         DATED AS OF ____________, ____

                                -----------------





                              JPMORGAN CHASE BANK,

                                     Trustee

                                -----------------






--------------------------------------------------------------------------------

         This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, is among Parker Drilling Company, a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Guarantors") and JPMorgan Chase Bank, a New York banking corporation, as Trustee.

                                    RECITALS

         WHEREAS, the Company, certain Guarantors and the Trustee entered into an Indenture, dated as of May 2, 2002 (the "Indenture"), pursuant to which the Company has originally issued $250,000,000 in principal amount of 10 1/8% Senior Notes due 2009 (the "Notes"); and

         WHEREAS, Section 9.01(vi) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Guarantor to comply with Section 10.02 thereof, without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 10.02 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in
Article 10 thereunder.

                                    ARTICLE 3

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                                PARKER DRILLING COMPANY


                                                By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                SUBSIDIARY GUARANTORS



                                                By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                                JPMORGAN CHASE BANK, as Trustee



                                                By
                                                  ------------------------------
                                                  Name:
                                                  Title: